Exhibit 99.1

ENGLISH TRANSLATION

Messrs.
CORD BLOOD AMERICA INC.
Helm Drive 1857, Las Vegas
NV 89119, Nevada, USA

The undersigned, the personal data of whom are included in A. under the heading “PARTIES”, hereby submit to CORD BLOOD AMERICA INC., this IRREVOCABLE OFFER (the “Offer”) to enter into a STOCK PURCHASE AGREEMENT (hereinafter the “Agreement”).

This Offer shall be valid until September 30, 2010 at 8 p.m. It shall be deemed to be accepted if on or before such date, CORD BLOOD AMERICA INC. deposits in the bank accounts designated in Section 1.04 (v) hereof the amounts corresponding to the First Payment  of the Price as therein set forth.

This Offer is described in full in the defined terms, whereas paragraphs and sections hereinbelow included, which contain all of the terms and conditions governing the relationship between the parties, should this offer be accepted:

PARTIES

A- (I) SEBASTIÁN NICOLÁS NEUSPILLER, D.N.I [ID] No. 23.086.214, married in first wedlock to Lucila Bagu, domiciled at Jorge Newbery 1550, 1º “A”, City of Buenos Aires; (II) DIEGO ESTEBAN RISSOLA, D.N.I [ID] No. 22.503.118, married in first wedlock to Carina Neuspiller, domiciled at San Isidro Labrador 14, San Isidro, Province of Buenos Aires; (III) JORGE ALEJANDRO JURADO, D.N.I [ID] No. 24.698.585, unmarried, domiciled at Doctor Villanueva 3546, Quilmes, Province of Buenos Aires; (IV) MAURO LEONARDO BRUNO, D.N.I [ID] No. 23.941.199, married in first wedlock to Natalia Celín, domiciled at Gorriti 4160, P. 7º “C”, City of Buenos Aires;  and  (V) ALEJANDRO JORGE RICO DOUGLAS, D.N.I [ID] No. 26.493.339,  married in first wedlock to Lorena Pelino, domiciled at Rivadavia 282  P. 4º  “A”, San Isidro, Province of Buenos Aires; (hereinafter collectively the "Sellers"). Each of the Sellers acts per se and individually undertakes its responsibilities and obligations.

B- CORD BLOOD AMERICA INC., a company organized in the State of Florida, USA, and for purposes of this transaction domiciled at Av. Cordoba 838, 3rd floor, office 5, Buenos Aires, Argentina (hereinafter "Buyer" or “Cord Blood America Inc.”, and collectively with Sellers and the “Commission Agent” the "Parties"); and

C-  Mr. Matthew Schissler, US Passport No. , domiciled  for the purposes of this Agreement at Av. Córdoba 838 piso 3 of 5, City of Buenos Aires, acting as Commission Agent of CORD BLOOD AMERICA INC. and as shareholder of record for the account of the aforementioned company, until CORD BLOOD AMERICA INC. obtains the registrations required by section 123 of the Companies Law No. 19.550 (hereinafter the “Commission Agent”).

WHEREAS

As evidenced by corporate records, Sellers are the sole owners of 25,000 (twenty-five thousand) non-endorsable registered common shares of stock of a $1 par value each and with the right to one vote per share (hereinafter the “Shares”). Of such Shares: (i) 9,000 (nine thousand) are owned by Mr. Diego Esteban Rissola; (ii) 4,000 (four thousand) are owned by Mr. Sebastián Nicolás Neuspiller; (iii) 4,000 (four thousand) are owned by Mr. Jorge Alejandro Jurado; (iv) 4,000 (four thousand) are owned by Mr. Mauro Leonardo Bruno and (v) 4,000 (four thousand) are owned by Mr. Alejandro Jorge Rico Douglas. The Shares represent 100% of the capital stock and 100% of the votes of a corporation Biocordcell Argentina S.A., organized under the laws of Argentina, registered with the Inspección General de Justicia under number 2237, book 27, volume of stock companies on February 17, 2005, and domiciled at Soler 5002, City of Buenos Aires (hereinafter the “Company” or “Biocordcell Argentina S.A.”);

Sellers intend to sell to the Company Twelve Thousand Five Hundred and One Shares (12,501), and not less, which constitute the absolute majority of the capital stock, under the terms and conditions set forth in this Offer;

The Commission Agent shall act as a member of Biocordcell Argentina S.A. for its own account but for the benefit of Buyer, until completion of the registration of Buyer in Argentina under the terms of section 123 of Law No. 19.550 and the Commission Agent transfers to it the Shares hereunder, which may not take longer than six months after Closing.

Buyer intends to purchase from Sellers Twelve Thousand Five Hundred and One Shares (12,501), and not less, of  Biocordcell Argentina S.A., which are equal to the absolute majority of the Shares under the terms and conditions set forth herein, and until Buyer is registered as required by law, the Commission Agent shall act on behalf of Buyer and any acts by the Commission Agent shall be binding on and deemed to inure to the benefit of Buyer;

Biocordcell S.A. and Cord Blood America Inc. are companies whose shared purpose is the provision of the service of collection, processing and criogenic storage of stem cells obtained from umbilical cord blood and/or mother’s placenta.

For Buyer, it is of the essence of the transaction that Mr. Diego Rissola, current President of BIOCORDCELL, remains in office as Chairman of the Board for a minimum three-year term as from the Closing.

If this offer is accepted, the parties shall enter into a Shareholders’ Agreement, attached hereto as Annex E.

The following terms shall have the following meaning:

Annexes: means the following supplementary documents that are an integral part of this Agreement:
Annex A: Income, Expense and Net Profit Estimate.
Annex B:  Copy of Trademark Registration Certificates.
Annex C: List of Assets and Stored Samples.
Annex D: Copy of the Statement of Financial Position as of June 30, 2010.
Annex E: Shareholders’ Agreement.
Annex F: Copy of the By-laws of Biocordcell Argentina S.A.
Annex G: List of Personnel – Seniority and Current Compensation.
Annex H: Copy of the Lease Agreement for the Offices Located at Soler 5002, City of Buenos Aires.
Annex I: Form of Transfer under the Terms of Section 215 of Law No. 19.550, as executed by the Commission Agent.
Annex J: Form of Resignation by Directors.
Annex K: Form of Minutes of  Meeting of the Board of Directors.
Annex L: Form of Minutes of Shareholders’ Meeting.
Annex M: Form of Transfer under the Terms of Section 215 of Law No. 19.550.
Annex N: Form of Minutes of Meeting of the Board of Directors and of Shareholders, with regard to the By-law Amendment.
Annex O: Existing Claims.
Annex P: Copy of the Documents through which Buyer gives Evidence of the Sufficient Authority of the Commission Agent.
Annex Q: Copies of Consulting Agreements.

Closing or Closing Date: means the set of acts to be carried out on September 16, 2010 to allow Purchaser to  join the Company as majority shareholder through its Commission Agent.

Net Profit/s: means the profit for the fiscal years closed on December 31, 2010 and on December 31, 2011, calculated on the basis of the following data arising from the Company’s income statement in each relevant fiscal year: (a) Gross Income less (b) Administrative ,Marketing and Financial Expenses. For the purposes of this definition, (a) “Gross Income” means any amounts invoiced by the Company during the relevant fiscal year less costs of goods sold under invoices issued in such period and (b) “Administrative, Marketing and Financial Expenses” means the aggregate ordinary expenses derived from administration, marketing and financing of goods sold during such relevant period without considering the fees of directors, statutory auditors, auditors to be appointed by the Parties pursuant to the Shareholders’ Agreement.

Expected Profit/s: means, with regard to fiscal year 2010, US$186,000 (One Hundred Eighty-Six Thousand United States Dollars) and with regard to fiscal year 2011, US$577,000 (Five Hundred Seventy-Seven Thousand United States Dollars).

THEREFORE, the Parties agree as follows:

 SECTION ONE
TERMS OF SALE, PRICE AND PAYMENT

1.01  Sale of Shares.

Sellers sell and transfer to Buyer, free of Encumbrances (as such term is hereinbelow defined), 12,501 (Twelve Thousand Five Hundred and One) non-endorsable, registered common Shares of a one peso par value each, representing the absolute majority of the capital stock of Biocordcell Argentina S.A., under the terms and conditions set forth herein and based on the undertakings, agreements, representations, warranties and indemnities provided for in this Agreement. Sellers shall sell their shares as follows: (i) Diego Esteban Rissola sells 4497 (four thousand four hundred and ninety-seven) Shares and (ii) Sebastián Nicolás Neuspiller; Jorge Alejandro Jurado; Mauro Leonardo Bruno and Alejandro Jorge Rico Douglas sell 2001 (two thousand and one) Shares each.

1.02  Purchase of Shares.

Buyer buys from Sellers 12,501 (Twelve Thousand Five Hundred and One) non-endorsable, registered, common Shares of a one peso par value each and not less than such amount, which represent the absolute majority of the capital stock, under the terms and conditions set forth in this Agreement. Thus, the Company’s ownership structure shall be as follows: (i) The Commission Agent for the account of Cord Blood America Inc.: 12,501 (twelve thousand five hundred and one) Shares; (ii) Diego E. Rissola: 4,503 (four thousand five hundred and three) Shares and (iii) Sebastián Nicolás Neuspiller; Jorge Alejandro Jurado; Mauro Leonardo Bruno and Alejandro Jorge Rico Douglas 1999 (one thousand nine hundred and ninety-nine) Shares each.

The Parties agree that in the case that prior to March 31, 2011, CORD BLOOD fails to register as required by section 123 of the Companies Law or to request registration in the Company’s shareholders registry of CORD BLOOD as the only Class A shareholder, the President of the Company shall proceed, and is irrevocably authorized, to register CORD BLOOD as shareholder and owner of Class A Shares in the Company’s shareholders registry as of March 31, 2011. To such effect, the Commission Agent executes and delivers to the President the note pursuant to section 215 and CORD BLOOD executes and delivers the note appointing the Commission Agent, attached hereto as Annex 1, containing the irrevocable instructions for the registration in the name of CORD BLOOD of Class A Shares on March 31, 2011 and acceptance of the appointment by the Commission Agent dated the date hereof. The aforementioned notes shall be delivered upon Closing to the President of the Company.

1.03  Additional Terms of Sale.

i) Sellers grant Buyer an exclusive first and paramount lien, which ensures that, upon liquidation of the Company, Buyer shall be the first of creditors to receive, from the liquidation proceeds, if any, the total sums delivered until then on account of the Purchase Price after payment by the Company of any outstanding liabilities. Upon receipt of such sums by Buyer, any remaining amounts shall be distributed among all partners, including Buyer in proportion to their shareholdings. These shares shall also entitle holders to vote.

ii) Shareholders shall further be entitled to a right of first refusal for purchase of the remaining shares held by the remaining shareholders, at the same price and conditions as any offeror, whether one of the shareholders of Sellers and/or a third party, under the terms set forth in Section 8.3 of the Shareholders’ Agreement entered into on the date hereof and attached hereto as Annex E. To this effect, any purchase offer must be notified to Buyer through a verifiable means including price and terms so that it may exercise the option, within the term of ten (10) days after notice.

iii) The Company shall appoint a Statutory Auditor under the terms of Section 284 and companion sections of Law No. 19.550, as set forth in Section 5.3 of the Shareholders’ Agreement.

iv) The lien provided for in i) shall be created through the relevant amendment to the by-laws, converting the Shares purchased by Buyer into Preferred Shares under such lien. Such amendment shall further include the right of first refusal with regard to such Shares as stated in ii), the appointment of Statutory Auditors and other amendments agreed in the Shareholders’ Agreement. The Parties agree that the by-law amendment shall be the responsibility of the Shareholders’ Meeting to be held on the Closing date, under the terms of the minutes of meetings attached hereto as Annex N. Registration with the IGJ shall take place as soon as possible.

1.04  Price and Payment Terms.

(i) The price shall be an amount between USD525,000 (Five Hundred Twenty-Five Thousand United States Dollars) and a higher amount depending on the company’s business evolution, pursuant to the following conditions:

-	As of the Closing date, Buyer shall pay to Sellers USD375,000 (Three Hundred Seventy-Five Thousand United States Dollars) as part payment and execution of the agreement.

-	Within 30 (thirty) days after Closing, Buyer shall pay to Sellers US$350,000 (Three Hundred Fifty Thousand United States Dollars) as part payment.

-	Any additional payments as stated below will depend on the Net Profits of the Company in fiscal years 2010 and 2011, which end on December 31 each year.

-
If the Company’s performance in fiscal years 2010 and/or 2011 is lower than the performance established below, Sellers shall reimburse to Buyer part of the sum received as price upon the Closing, plus interest, as stated below.

(ii) Buyer’s obligation to make additional payments in 2011 as part of the price and the amount thereof shall be subject to compliance with the income projection which is attached hereto as Annex A, pursuant to the following options, without duplication, as agreed by the Parties:

-
If the Net Profit for fiscal year 2010 exceeds USD186,000 (One Hundred and Eighty-Six Thousand United States Dollars), which is equivalent to the Expected Profit, Buyer shall pay to Sellers USD700,000 (Seven Hundred Thousand United States Dollars) plus a sum equal to 20% of the amount exceeding such USD186,000 (One Hundred Eighty-Six Thousand United States Dollars); or

-
If the Net Profit for fiscal year 2010 is an amount equal to or higher than US$139,500 (One Hundred Thirty-Nine Thousand and Five Hundred United States Dollars), which is equivalent to 75% of the Expected Profit, but lower than USD186,000 (One Hundred Eighty-Six Thousand United States Dollars), Buyer shall pay to Sellers USD700,000 (Seven Hundred Thousand United States Dollars);

-
If the Net Profit for fiscal year 2010 is an amount equal to or higher than US$93,000 (Ninety-Three Thousand United States Dollars), which is equal to 50% of the Expected Profit, but lower than USD139,500 (One Hundred Thirty-Nine Thousand and Five Hundred United States Dollars), Buyer shall pay to Sellers USD500,000 (Five Hundred Thousand United States Dollars); or

-
If the Net Profit for fiscal year 2010 falls short of USD93,000 (Ninety-Three Thousand United States Dollars), which is equivalent to 50% of the Expected Profit, Buyer shall not pay any amount whatsoever to Sellers with regard to such fiscal year closed on December 31, 2010 as price additional, and, furthermore, Sellers shall be bound to reimburse to Buyer the amount resulting from the deduction of One Hundred Thousand United States Dollars (USD100,000) from the Net Profits of said fiscal year 2010, as price adjustment plus interest calculated as set forth in (vii) of this Section.

(iii) Buyer’s obligation to make additional payments in 2012 as part of the price and the amount thereof shall be subject to compliance with the income projection which is attached hereto as Annex A, pursuant to the following options, without duplication, as agreed by the Parties:

-
If the Net Profit for fiscal year 2011 exceeds USD577,000 (Five Hundred Seventy-Seven Thousand United States Dollars), which is equivalent the Expected Profit, Buyer shall pay to Sellers USD705,000 (Seven Hundred Five Thousand United States Dollars) plus a sum equal to 20% of the amount exceeding such USD577,000 (Five Hundred Seventy-Seven Thousand United States Dollars); or

-
If the Net Profit for fiscal year 2011 is an amount equal to or higher than US$432,750 (Four Hundred Thirty-Two Thousand Seven Hundred and Fifty United States Dollars), which is equivalent to 75% of the Expected Profit, but lower than USD577,000 (Five Hundred Seventy-Seven Thousand United States Dollars), Buyer shall pay to Sellers USD705,000 (Seven Hundred Five Thousand United States Dollars);

-
If the Net Profit for fiscal year 2011 is an amount equal to or higher than US$288,500 (Two Hundred Eighty-Eight Thousand and Five Hundred United States Dollars), which is equivalent to 50% of the Expected Profit, but lower than US$432,750 (Four Hundred Thirty-Two Thousand Seven Hundred and Fifty United States Dollars), Buyer shall pay to Sellers USD350,000 (Three Hundred Fifty Thousand United States Dollars); or

-
If the Net Profit for fiscal year 2011 falls short of US$288,500 (Two Hundred Eighty-Eight Thousand and Five Hundred United States Dollars), which is equivalent to 50% of the Expected Profit, Buyer shall not pay any amount whatsoever to Sellers with regard to such fiscal year closed on December 31, 2011 as price additional, and, furthermore, Sellers shall be bound to reimburse to Buyer the amount resulting from the deduction of One Hundred Thousand United States Dollars (USD100,000) from the Net Profits of said fiscal year 2011, as price adjustment plus interest calculated as set forth in (vii) of this Section.

(iv) For purposes of the payments to be reciprocally made by the Parties in 2011 and 2012 the determination shall be taken into account of the Net Profit for each fiscal year to be expressly made by the certified accountant to be appointed by mutual agreement of the Parties prior to December 31, 2010. Such determination shall be submitted to the Parties before the last day of February of 2011 and 2012, respectively. The parties shall have ten (10) calendar days to challenge such determination on a grounded and documented basis. If the determination of the Net Profit is not challenged by the parties within such term, the payment obligation eventually arising therefrom for Buyer or Sellers shall be fulfilled before the last day of March of each year. If such amount is challenged, the aforementioned certified accountant or that to be appointed by mutual agreement of the Parties shall review such determination within ten (10) days following the expiration of the term specified for challenge and shall issue a final opinion which shall be binding on both Parties. Any payments to be made by the parties shall be made within ten (10) days following the final report issued by the certified accounting after such review. As aforesaid, the Parties shall mutually appoint the person responsible for the determination of the Net Profit or the review of such determination. To such end, the Parties shall act in good faith, through mutual consultation, for such appointment and shall attempt to reach an agreement on that matter. If no agreement is reached within the term of 5 (five) days, the Parties shall resort to the settlement of dispute system provided for in this Agreement.

(v) Any payments to be made by the Parties shall be through deposit of the amounts mentioned below, to the following designated accounts. The accounts may be changed by the Parties upon notice given to the other party.

Sellers:

Diego Esteban Rissola, US$135,000__________________

[__________________________].

Sebastián Nicolás Neuspiller, US$ 60,000  __________________
[The account will be reported in a separate document_______________________].

Jorge Alejandro Jurado, US$ 60,000 __________________
[he account will be reported in a separate document ________________________]

Mauro Leonardo Bruno, US$ 60,000 __________________
The account will be reported in a separate document [_______________________].

Alejandro Jorge Rico Douglas, US$ 60,000 __________________
[The account will be reported in a separate document ______________________].

Buyer:
[___________________]

The aforementioned payments shall be made in freely available US Dollars, which has been agreed to be of the essence of the agreement. If it were legally or factually impossible to make any applicable payments in US Dollars, such payments shall be made in Pesos as follows, at the Sellers’ discretion: (a) at the selling rate of exchange reported by Banco de la Nación Argentina for US Dollars on the business day immediately prior to payment; or (b) in the amount of Pesos required to buy in Buenos Aires (Argentina), New York (New York State, United States of America) or Montevideo (Uruguay), at the Sellers’ discretion, such number of Argentine bonds denominated in US Dollars as, upon settlement in New York or Montevideo markets, is sufficient to buy, net of fees, expenses and taxes, the amount of US Dollars due. The aforementioned rates of exchange may be obtained from specialized publications such as Ámbito Financiero or El Cronista Comercial.

(vi)  Buyer shall fulfill its payment obligation through deposit of the agreed amounts in the accounts designated by Sellers in para. (v) of this section.

(vii)  If due to low performance of the business Sellers must reimburse in 2011 and/or 2012 part of the amount received as down payment, an interest equal to LIBOR + 5pp per year calculated from the closing date to the date of actual payment shall be added to the amount to be reimbursed. Those payments to be made by Sellers to Buyer hereunder shall be made by Sellers to Buyer in freely available US dollars. The provisions of (v) of this Section shall apply to this payment obligation. Any payments to be made by Sellers to Buyer in such event shall be in proportion to the Shares sold by each of them and the obligations of each Seller hereunder shall thus be joint pro rata obligations.

(viii) If Buyer incurs default with regard to additional amounts payable in 2011 and/or 2012, or with regard to the amount payable within 30 (thirty) days after Closing, default shall be automatic and penalty interest shall be added equal to LIBOR + 5pp per year, which shall be calculated from the date on which such amount is due and until actual payment. Notwithstanding the provisions of section 12, if Buyer should fail to comply with any of its payment obligations, upon notice given by Sellers for Buyer to cure such default within a maximum term of sixty (60) days, Sellers shall be authorized to terminate this Agreement if noncompliance is not cured within such term.

If Sellers decide to terminate this Agreement as agreed above in this para. (viii), Buyer shall be bound to restitute to Sellers such issued and outstanding Shares of the Company as are set forth in the table below. Delivery of Shares to Sellers shall be deemed as payment in kind of the penalty imposed to Buyer for failure to pay its payment of obligations by way of penalty clause and damages. The number of Shares to be delivered and transferred by Buyer to Sellers is listed below. Such number shall vary depending on noncompliance by Buyer with its payment obligations, whether with regard to payment 1 of the Price, payment 2 or the last payment, as stated below.

Noncompliance with Payment 2 due 30 days following Closing	Buyer shall transfer to Sellers 11,043 Shares of the Company.
Noncompliance with Payment 3 due in March 2011	Buyer shall transfer to Sellers 9584 Shares of the Company.
Noncompliance with Payment 4 due e in March 2012	Buyer shall transfer to Sellers 6667 Shares of the Company.

1.05  Pledge.

Upon Sellers’ request, after acceptance of purchase by Buyer, either expressly or as set forth above, Buyer shall create a pledge on the Shares acquired which shall be registered in the Company’s records as security for outstanding payment obligations in favor of Sellers. Creation of the pledge on the Shares and its registration in the Company’s records shall be intended to facilitate the transfer of Shares by Buyer to Sellers as provided for in section 1.04 (viii) above. As the payments provided for in section 1.04 are made, which shall be informed by Buyer, through deposit in Sellers’ accounts, such Shares shall be released from the pledge in proportion to paid amounts and to each Seller’s holdings.

1.06  Obligations of the Parties.

Buyer’s obligation to pay the purchase price of the Shares and Sellers’ obligation to transfer and deliver the Shares shall be subject to the terms and conditions herein stated. With regard to interest accrual, default shall be automatic without the need for any notice whatsoever.

SECTION TWO
REPRESENTATIONS AND WARRANTIES BY SELLERS

2.01.  Sellers make the following representations and warranties to Buyer:

(a) Title to the Shares.

Sellers are the only and sole holders and owners of the Shares, free from any claim, option, attachment, pledge, restriction, condition or any other encumbrance (“Encumbrance”) and no other person, firm or company has an interest in the Shares.

(b) Authority and Enforceability.

Sellers have full right, title and interest in and legal capacity to sell and transfer the Shares, free of any legal, contractual or other limitations and to assume and fulfill their obligations arising from this Agreement. No consent or approval by any person or body whatsoever in Argentina is required with regard to this Agreement. This Agreement constitutes the valid, legally binding obligation of Sellers, enforceable against each of them pursuant to the terms hereunder.

(c) Organization.

The Company is a duly organized and validly existing corporation [sociedad anónima] pursuant to the laws of Argentina, and has full capacity to carry on its business as it usually does. The by-laws attached hereto as Annex F are a full and true copy of the Company’s by-laws in force, and the amendment to section four of the corporate by-laws related to the capital stock is pending registration with the Inspección General de Justicia. The Company hereby represents that it has always conducted its business pursuant to its corporate by-laws and applicable laws.

(d) Capital Stock.

The Company’s capital amounts to Twenty-Five Thousand Pesos (25,000) represented by Twenty-Five Thousand (25,000) non-endorsable, registered, common shares of on peso par value each, with the right to one vote per share. The aggregate capital stock has been validly issued and paid up by 100% (one hundred percent). There is no undertaking, subscription, preference, warrant, option for future sales or similar right or other agreements or undertakings binding the Company to sell or issue additional shares of any class or securities convertible into shares of any class.

(e) Consulting, Assistance or Service Agreements.

The Company has not entered into any consulting, assistance or service contract or agreement except for those attached hereto as Annex Q.

(f) Employees.

The persons working for the Company are exclusively those listed in the payroll attached hereto as Annex G which includes a breakdown of salaries, titles and seniority. Compensations, year-end bonuses, vacation leave and any other payment to be made to the present or past Company’s staff, pursuant to applicable labor laws, have been made on a timely basis, correctly settled and paid until the date hereof and there is no liability with regard to them. In addition, Sellers undertake to pay all items set forth until the Closing as stated in Section Four.

(g) Employee Benefit Plans.

The Company (i) does not maintain employee benefit plans (other than those mandated by applicable Argentine laws) or profit sharing plans; (ii) is not a party to any agreement or arrangement with its employees for the payment of special salaries or bonuses, pension or retirement benefits, stock options, special compensations or other benefits other than those set forth by law or the applicable collective bargaining agreement; and (iii) has not entered into an agreement or arrangement with its officers, managers or employees entitling them to any special compensation or bonus in case the Company is acquired or as a direct or indirect consequence hereof, or preventing the Company from terminating their employment, through the payment of the applicable compensation under labor laws in force.

(h) Pending claims.

(i) There are no claims, actions, lawsuits or proceedings threatened or pending against, or involving, the Company or its Directors in their capacity as directors of the Company, except for the provisions of Annex O;  (ii) no judgment rendered against the Company remains unsatisfied; (iii) no attorneys’ or expert fees have been incurred in connection with the aforesaid claims which remain unpaid; (iv) there are no claims for damages sustained as a consequence of services rendered by the Company; (v) there are no agreements subject to renegotiation, other than in the ordinary course of business, or subject to unilateral price reductions; and (vi) the Company is not threatened or prosecuted for any breach or alleged breach of any administrative regulation or law related to the business conducted by the Company.

(j) Lease.

Except for the headquarters of the Company in the city of Buenos Aires, located at Soler 5000 in the City of Buenos Aires, the Company is not a party to any lease agreement for any personal or real property. A copy of the lease agreement for the Company’s offices is attached hereto as Annex H.

(k) Inventory and other Property.

The inventories, main machinery, equipment and other property owned by, or in possession of, or used by the Company in connection with its business are those listed in Annex C. Annex C also includes a list of samples currently existing at the Company. No personal property owned by the Company is subject, other than in the ordinary course of business, to any lease agreement, pledge, conditional sale or similar agreement for the retention of title or guarantee, or is held by third parties.

(l) No Hidden Liabilities.

Sellers represent to Buyer that there are no hidden liabilities, such term being defined as any liability prior to the Closing Date and not reported in the financial statements of the Company and/or the statement of financial position attached hereto as Annex D. Sellers shall be personally and jointly and severally liable for the payment with their own funds of any hidden liability that might be disclosed after the Closing.  Failure by one of the Parties to comply with this obligation shall entitle the other party to give to the party in default notice requiring it to remedy such default. If such default is not remedied within sixty (60) days after the receipt of such notice, Buyer shall be entitled to suspend performance of any pending obligations, including any payment obligations, until said default payment be paid and/or to terminate this agreement and seek damages from Sellers, as the case may be.

(m) Trademarks and Assets.

Sellers hereby warrant that the Company is the owner of the trademarks and assets detailed in Annex B (copies of trademark registration certificates) and in Annex C (list of assets and samples).

SECTION THREE
WARRANTIES BY COMMISSION AGENT AND BUYER

3.01.  Buyer and the Commission Agent hereby warrant as follows:

(a)            Instructions and Powers.

The Commission Agent has been instructed and is duly authorized by Buyer to take any and all acts as are required for the execution of this agreement.

(b)            Guarantee.

All such acts executed by the Commission Agent as were instructed and authorized by Buyer shall be assumed and construed to be carried out by Buyer and Buyer shall be liable for any act or failure by the Commission Agent with regard to the obligations and provisions of this Agreement and its Annexes.

(c)           Organization.

Buyer is a company duly organized under the laws of the State of Florida, United States of America.

(d)           Authority.

The execution, delivery and performance of this Agreement by Buyer are authorized by the laws of the State of Florida and the by-laws of Buyer, and Buyer has taken all corporate action to execute, deliver and perform this Agreement. A copy of the documents of the Buyer giving evidence of the sufficient authority of its Commission Agent is attached hereto as Annex P.

(e)           Enforceability.

This Agreement constitutes the valid, legally binding obligation of Buyer enforceable against Buyer pursuant to the terms hereunder.

(f)           Financing of the Transaction.

Buyer has the necessary financial resources to pay the Purchase price and the sources of such funds is and shall be lawful and duly reported. The Buyer undertakes to comply with applicable legal rules in order to pay to Sellers within the terms and using the currency agreed upon.

SECTION FOUR
CLOSING

4.01.  Closing date.

The Closing of this Agreement shall take place at the offices of Biocordcell located at Soler 5002, City of Buenos Aires, Argentina, on September 16 , 2010 at 3 p.m.

4.02.  Acts to be executed upon Closing.

Upon Closing, the following transactions and acts shall be performed, and the Parties hereby agree that the purchase and sale of Shares shall have been consummated only and if such transaction is performed as herein described:

(a)	The directors and statutory auditors of the Company shall have submitted their resignations, as provided for in Annex J.

(b)
The directors of the Company shall become informed of the reported transfer of shares, issue new stock certificates, and convene a Regular Shareholders’ Meeting as provided for in Annex K , to (i) accept the resignation of the directors, (ii) appoint new directors; and (iii) evaluate the performance of the resigning directors.

(c)
The Regular Shareholders’ Meeting, as provided for in Annex L, shall (i) accept the resignation of the directors, (ii) appoint new directors and (iii) evaluate the performance of the resigning directors.

(d)
Sellers shall deliver to Buyer, free of Encumbrances, all the Shares and notify the Company of such transfer pursuant to Section 215 of Law 19.550, as provided for in  Annex M, provided that Buyer shall  pay Sellers the price set forth in Section 1.04 on or before such date.

(e)
The Parties shall deliver and execute the Shareholders’ Agreement, a copy of which is attached hereto as Annex E, on the Closing Date as well as any other document, certificate, letter, agreement or document to be delivered and executed on the Closing Date hereunder.

SECTION FIVE
CONDITIONS FOR COMPLIANCE BY SELLERS

5.01. Conditions.

Sellers shall have performed all the undertakings, agreements, obligations and conditions hereunder on or before the Closing Date.

5.02. Other Documents.

Buyer shall have received all other certificates or documents that may have reasonably been requested by them or their consultants to Sellers hereunder.

5.03. No Litigation.

No action, lawsuit or proceeding shall be pending or threatened, on or before the Closing Date, before any court or administrative agency in connection with the transactions contemplated hereunder or the consummation thereof.

5.04 Validity of the Information.

All the information submitted on the legal, economic and financial condition of the Company shall remain valid and in force until Closing and such information shall have been reviewed in depth by Buyer with the relevant advice. A copy of the documents reviewed by Buyer during due diligence is attached hereto as Annex O.

SECTION SIX
CONDITIONS FOR COMPLIANCE BY BUYER

6.01. Conditions.

Buyer and the Commission Agent shall have performed all the undertakings, agreements, obligations and conditions hereunder on or before the Closing Date.

6.02. No Litigation.

No action, lawsuit or proceeding shall be pending or threatened, on or before the Closing Date, before any court or administrative agency in connection with the transactions contemplated hereunder or the consummation thereof.

6.03. Other Documents.

Sellers shall have received all other certificates or documents that may have reasonably been requested by them or their consultants to Buyer hereunder.

SECTION SEVEN
POST-CLOSING OBLIGATIONS OF THE PARTIES

7.01.  Amendment of By-laws.

The parties undertake to amend the Company’s by-laws as set forth herein and in the Shareholders’ Agreement entered into by the Parties on the date hereof.

7.02.  Indemnity.

Each Party (the “Defaulting Party”) shall indemnify and defend, and hold the other party (the “Non-defaulting Party”) harmless from and against any and all losses, liabilities, damages, third party claims, legal actions, lawsuits, judgments, costs, expenses (including attorneys’ fees and costs related to the defense) incurred or suffered by, or asserted against the Non-defaulting Party as a result of, or arising from, any breach of representations, warranties, undertakings or agreements hereunder. The Defaulting Party may require that the Non-defaulting Party appoint the legal counsel for the Defaulting Party to file the complaint, and the Non-defaulting Party shall provide to such counsel all the information and assistance that may be needed for the defense of the complaint. The obligation of the Defaulting Party to indemnify the Non-defaulting Party shall only be effective if a final judgment is rendered by a court having competent jurisdiction against the Non-defaulting Party ordering it to pay an amount which has to be made by the Defaulting Party hereunder.

7.02.  Assistance.

Sellers shall assist the Buyer and make available to Buyer all the documents, records, and information of the Company.

SECTION EIGHT
PUBLICATIONS AND CONFIDENTIALITY

8.01   All notices to third parties related to the transactions contemplated herein shall be planned and coordinated jointly by the Parties. No Party may send or authorize notices without the prior consent of the other Parties; provided however that, should any applicable laws, regulations, government agency or stock exchange require that Buyer or any of its affiliates or Sellers give any notices, such notices sent or given without the prior consent of the other Party shall not constitute a breach under this Section. Notwithstanding the foregoing, the Parties shall use their best efforts to coordinate the contents of any such notices from time to time.

8.02  The Parties shall not disclose the contents of this Agreement or any information related to the businesses of the other Party or the Company which is not publicly available information, unless it is required by law or by an authority having competent jurisdiction.

SECTION NINE
EXPENSES

9.01.  Expenses.

Each Party shall bear its own costs and expenses incurred or to be incurred in the negotiation and preparation of this Agreement, and for the Closing and consummation of the transactions hereunder. The expenses incurred for the benefit of both parties shall be borne equally by the Parties.

9.02  Taxes.

All taxes applicable to the transfer of Shares or to this Agreement, if any, pursuant to applicable law, shall be borne equally by the Parties.

SECTION TEN
FORM OF THE AGREEMENT

10.01   Entire agreement, amendment and waiver.

This Agreement, including its Annexes, constitutes the entire Agreement between the Parties regarding its subject matter, and supersedes all prior or concurrent other Contracts, representations, understandings between them. No supplement, change or amendment to this Agreement shall be binding unless it is made in writing by the Parties. Waiver of any of the provisions of this Agreement shall not be or deemed to be a waiver of other provisions, similar or not; no waiver shall constitute a permanent waiver. No waiver shall be binding unless made in writing by the waiving Party. The delay in the exercise of a right hereunder by any of the Parties shall not be deemed a waiver of said right, and shall not preclude any future exercise of such right.

10.02.  Severability.

If a provision of this Agreement is or becomes illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions. Such invalid or unenforceable provision shall be amended, to the fullest possible extent, to become valid and enforceable according to the original intent of said provision.

10.03.  No written form. Acceptance of the Agreement.

This Agreement shall not be delivered in written form and shall be deemed executed through acceptance of this Offer, and performance by the Parties of those subsequent acts which, where performed, constitute under the law acceptance of the terms thereof, even if not evidenced by a contractual instrument made up of one or several documents, shall constitute the terms and conditions governing the rights and obligations of the Parties hereunder. Thus, the payment by Buyer of the amount corresponding to the first payment to be made on the Closing shall be deemed to be the acceptance of this offer and shall render the Agreement and all its sections valid and enforceable.

10.04.  Counterparts.

This Offer is executed only by Sellers in two counterparts of the same tenor, all of which are one and the same instrument and each of which shall be considered an original.

10.05.  Languages.

This Offer is drafted in Spanish and the Parties shall execute the English version within 20 days following the Closing Date.

SECTION ELEVEN
PARTIES

11.01.  Rights of the Parties.

No provision of this Agreement, either expressed or implied, is intended to grant rights hereunder to other persons than the Parties hereto and their heirs and assigns. No provision of this Agreement is intended to release any third party from its obligations or responsibilities hereunder. No provision of this Agreement shall give any third party any right of subrogation or action over and against the Parties hereto.

11.02.  Assignment.

No assignment of this Agreement shall be valid if made without the prior and written consent of the other Party.

SECTION TWELVE
DEFAULT

Should any of the Parties consider that the other Party has not complied with any of its obligations hereunder, the Non-defaulting Party shall notify said event of default to the Defaulting Party and demand that it be cured within 15 days following receipt of said default notice, unless other term is been stipulated hereunder.

SECTION THIRTEEN
REMEDIES

13.01.  Specific performance.

The obligations set forth herein are the only obligations of the Parties under this Agreement. Should any of the Parties not fulfill its obligations hereunder, each Party acknowledges that the non-defaulting Party may demand specific performance, in addition to any other right or remedy that it may avail itself of.

13.02.  Costs.

Should any legal action or arbitration or other proceeding be filed in connection with the performance of this Agreement, the non compliance or breach of any of the provisions of this Agreement or an alleged dispute, the prevailing Party shall be entitled to recover the reasonably attorney’s fees and other costs incurred in connection with that legal action or proceeding, in addition to any other available remedy.

SECTION FOURTEEN
SPOUSE’S CONSENT

Mrs. Carina Neuspiller, ID [DNI - Identity Document Number] 22.297.441, spouse of Mr. Diego Esteban Rissola; Lucila Bagú, ID No. 27.950.108, spouse of Mr. Sebastián Nicolás Neuspiller; and Mónica Natalia Celin, ID No. 26.435.302, spouse of Mr. Mauro Leonardo Bruno, give their consent pursuant to Section 1277 of the Argentine Civil Code to the execution of this Stock Purchase Offer.

SECTION FIFTEEN
NOTICES

15.01.  Notices.

All notices, applications, complaints and other communications to be made hereunder shall be in writing and shall be deemed to have been duly delivered on their date of delivery if delivered personally to the Party to be notified (including, without limitation, the delivery via courier) at the domicile indicated below, or on the date of delivery if they were sent via fax to the fax number indicated below, which receipt shall be confirmed within three days by sending a copy of said notice by first mail certified prepaid postage letter to the domicile indicated below. The Parties may change their domicile and fax number for the purposes of this section through written notice to the other Party of the new domicile and fax number as indicated above.

All notices, applications, complaints and other communications to be made hereunder shall be in writing and shall be deemed to have been duly delivered on their date of delivery if delivered personally to the Party to be notified (including, without limitation, the delivery via courier) at the domicile indicated below, or on the date of delivery if they were sent via fax to the fax number indicated below, which receipt shall be confirmed within three days by sending a copy of said notice by first mail certified prepaid postage letter to the domicile indicated below. The Parties may change their domicile and fax number for the purposes of this section through written notice to the other Party

Sebastián Nicolás Neuspiller
Domicile:

Diego Esteban Rissola Domicile: _________________ Fax: E Mail: Jorge Alejandro Jurado Domicile: Mauro Leonardo Bruno Domicile: Alejandro Jorge Rico Douglas Domicile:

CORD BLOOD AMERICA INC. COMMISSION AGENT
Domicile____________________

SECTION SIXTEEN
LAW APPLICABLE AND SETTLEMENT OF DISPUTES

16.01. Law Applicable.

This Agreement shall be governed and construed by the laws of Argentina.

16.02. Settlement of Disputes.

Any dispute that may arise between the parties, including termination of this agreement, directly or indirectly related to this Agreement, shall be finally settled by arbitration subject to the Rules of Centro Empresarial de Mediación y Arbitraje Asociación Civil, to be conducted by one (1) arbitrator mutually appointed by the parties, or if no agreement is reached, appointed pursuant to the Regulations. The arbitration shall be conducted in Spanish unless the parties agree that it be conducted in English, in which case the documents in English shall not be translated so the arbitrator appointed must have good command of the English language. The parties hereby expressly waive their right to file remedies against the awards of CEMA, except for those remedies expressly provided for in the Regulations.

This Offer is signed by Sellers and their spouses

_______________________ Sebastián Nicolás Neuspiller	_______________________ Jorge Alejandro Jurado
DNI 23.086.214	DNI 24.698.585

_______________________ Diego Esteban Rissola	________________________ Mauro Leonardo Bruno
DNI 22.503.118	DNI 23.941.199

________________________ Alejandro Jorge Rico Douglas DNI 26.493.339	________________________ Mónica Natalia Celin DNI 26.435.302

_______________________ Lucila Bagú	________________________ Carina Neuspiller
DNI 27.950.108	DNI 22.297.441

________________________
CORD BLOOD AMERICAS INC.
For  President
Mr. ________________________

ZURBANO ABOGADOS

Buenos Aires, September 23, 2010

I, Carmelo Zurbano, legal counsel in Argentina to Cord Blood America, Inc. ("Company") with regard to that certain Stock Purchase Agreement among the sellers of Biocordcells Argentina S.A. shares and the Company, dated September 16, 2010, hereby declare that I have personal knowledge of the contents of both Spanish and English versions of this Agreement and the English version (attached hereto) fully and accurately reflects the text of the Spanish version.

I further declare that the English version will be signed and notarized on or before October 5, 2010, in accordance with the terms of the Agreement.

Dr. J. CARMELO ZURBANO
C.S.J.N. T° XI F° 170
C.A.S.I. T° 17 F° 34

Av. Córdoba 838, piso 3° CABA
Argentina
4322-2534 4325-2841
estudio@zurbano.com.ar